UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

CORELOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2020 (July 14, 2020)

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica	Irvine	California	92618-7471
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code (949) 214-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	CLGX	New York Stock Exchange
Preferred Share Purchase Rights	CLGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 14, 2020, CoreLogic, Inc., a Delaware corporation (the “Company”), received written notification from the Federal Trade Commission (the “FTC”) that the FTC is conducting an investigation of the proposed acquisition of the Company by Cannae Holdings, Inc. (“Cannae”) and Senator Investment Group, LP (“Senator”) and requesting that the Company produce information in connection with that investigation.

Important Additional Information and Where to Find It

In the event that Senator and Cannae file a consent solicitation statement or a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a solicitation to, among other things, possibly remove directors in furtherance of the unsolicited proposal the Company received from Cannae and Senator on June 26, 2020 (the “Solicitation”), the Company plans to file a proxy statement or a consent revocation statement, as applicable (each, a “Solicitation Statement”), with the SEC, together with a WHITE proxy card or consent revocation card, as applicable. SHAREHOLDERS ARE URGED TO READ THE APPLICABLE SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Solicitation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card or consent revocation card, as applicable) when filed by the Company with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investor.corelogic.com), or by contacting Innisfree M&A Incorporated by phone toll-free at (877) 750-9498 (from the U.S. and Canada) or +1 (412) 232-3651 (from other locations), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 19, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2020
CORELOGIC, INC.

	By:	/s/ Frank D. Martell
Name: Frank D. Martell
Title: President and Chief Executive Officer